Exhibit 99.1

November 7, 2017
USD Partners LP Announces Third Quarter 2017 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and nine months ended September 30, 2017. Highlights with respect to the third quarter of 2017 include the following:

•	Completed Stroud terminal retrofit activities on time and under the Partnership’s initial budget, resulting in the commencement of operations on October 1, 2017

•	Activity at the Hardisty terminal reached two-year highs during the quarter

•	Generated Net cash provided by operating activities of $16.2 million, Adjusted EBITDA of $13.4 million and Distributable cash flow of $13.6 million

•	Reported Net income of $6.4 million

•	Increased quarterly cash distribution for tenth consecutive quarter to $0.345 per unit ($1.38 per unit annualized) while maintaining approximately 1.5x coverage

•	Ended quarter with $206.8 million of available liquidity
“Multiple market indicators are confirming our long-held thesis about the upcoming opportunity to provide critical takeaway capacity for growing crude oil production in Western Canada,” said Dan Borgen, the Partnership’s Chief Executive Officer. “We look forward to leveraging our flexible and scalable network to deliver timely solutions for our current and future customers.”
Stroud Terminal Update
On June 2, 2017, the Partnership acquired a 76-acre crude oil terminal in Stroud, Oklahoma (the “Stroud terminal”) to facilitate rail-to-pipeline shipments of crude oil from its Hardisty terminal to Cushing, Oklahoma. Following the acquisition, the Partnership spent approximately $1.2 million of growth capital expenditures on retrofit activities necessary to handle heavy grades of Canadian crude oil on behalf of the customer. These efforts were completed on time and under the Partnership’s initial budget. As such, the Partnership successfully commenced operations at the Stroud terminal on October 1, 2017.
Concurrent with the Stroud acquisition, the Partnership entered into a new multi-year, take-or-pay terminalling services agreement with an investment grade rated multi-national energy company for use of approximately 50% of the available capacity at the Stroud terminal from October 2017 through June 2020. The Partnership expects the Stroud terminal to generate net cash flows from operating activities of approximately $1.5 million during the fourth quarter of 2017 and approximately $10.2 million during 2018.
Third Quarter 2017 Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminal service agreements, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment grade rated.

For the third quarter of 2017 relative to the third quarter of 2016, Net cash provided by operating activities increased by 11%, while Adjusted EBITDA and Distributable cash flow decreased by 17% and 5%, respectively.
During the third quarter of 2017 relative to 2016, increased activity at the Hardisty terminal resulted in an increase in terminalling services revenue recognized, as well as an increase in associated operating costs. These increases were partially offset by the discontinuation of operations at the San Antonio terminal following the conclusion of the related customer contract in May 2017 and the expiration of a customer contract at the Casper terminal in August 2017. Additionally, the Partnership incurred approximately $0.9 million of operating costs during the third quarter related to the Stroud terminal in preparation for the commencement of operations, which includes $0.4 million of depreciation.
During the third quarter of 2017, the Partnership received a tax refund of approximately $2.6 million in connection with Canadian income tax returns for 2016 that were filed in June 2017. In 2016, the Partnership adopted a methodology for determining the return attributable to its Canadian subsidiaries based upon a study initially commissioned in 2015, which modified the amount of Canadian federal and provincial income taxes to which the Partnership’s Canadian operations are subject. As a result, the Partnership expects to pay minimal taxes for the remainder of 2017.
On October 26, 2017, the Partnership declared a quarterly cash distribution of $0.345 per unit ($1.38 per unit on an annualized basis), which represents growth of 1.5% relative to the prior quarter and 7.0% relative to the third quarter of 2016. The distribution is payable on November 13, 2017, to unitholders of record as of the close of business on November 6, 2017.
As of September 30, 2017, the Partnership had net leverage of 3.2x LTM Adjusted EBITDA and total available liquidity of $206.8 million, including $7.8 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $199.0 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until October 2019.
Third Quarter 2017 Conference Call Information
The Partnership will host a conference call and webcast regarding third quarter 2017 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Wednesday, November 8, 2017. To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 7897869. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 7897869. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP

USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USDG”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies and refiners. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.
USDG, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USDG is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com.
Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net cash provided by operating activities adjusted for changes in working capital items, changes in restricted cash, interest, income taxes, foreign currency transaction gains and losses, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.
The Partnership defines Distributable cash flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash being retained for use in enhancing the Partnership’s existing businesses; and

•	the sustainability of the Partnership’s current distribution rate per unit.
The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and

DCF is Net cash provided by operating activities. Adjusted EBITDA and DCF should not be considered as alternatives to Net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. Adjusted EBITDA and DCF exclude some, but not all, items that affect cash from operations, and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means Zavala
Director, Finance & Investor Relations
(281) 291-3965
azavala@usdg.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the Partnership’s liquidity, the ability of the Partnership to grow and opportunities to grow, growth in Canadian crude oil production and takeaway capacity needs, and the amount and timing of future distribution payments. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Revenues
Terminalling services	$21,799	$24,078	$67,335	$69,560
Terminalling services — related party	4,716	1,736	8,974	5,142
Railroad incentives	4	24	25	61
Fleet leases	643	643	1,929	1,933
Fleet leases — related party	1,013	890	2,794	2,671
Fleet services	470	475	1,405	613
Fleet services — related party	218	279	776	1,647
Freight and other reimbursables	118	218	483	944
Freight and other reimbursables — related party	—	—	1	—
Total revenues	28,981	28,343	83,722	82,571
Operating costs
Subcontracted rail services	2,340	2,004	6,148	6,073
Pipeline fees	6,367	5,492	17,153	15,544
Fleet leases	1,656	1,534	4,723	4,605
Freight and other reimbursables	118	218	484	944
Operating and maintenance	749	746	2,050	2,399
Selling, general and administrative	2,221	2,505	6,898	7,472
Selling, general and administrative — related party	1,477	1,438	4,305	4,369
Depreciation and amortization	5,254	4,906	15,164	14,725
Total operating costs	20,182	18,843	56,925	56,131
Operating income	8,799	9,500	26,797	26,440
Interest expense	2,388	2,572	7,508	7,288
Loss (gain) associated with derivative instruments	667	(349)	1,279	921
Foreign currency transaction loss (gain)	(457)	25	(527)	(120)
Other income, net	(48)	—	(40)	—
Income before provision for income taxes	6,249	7,252	18,577	18,351
Benefit from income taxes	(178)	(5,579)	(1,427)	(1,865)
Net income	$6,427	$12,831	$20,004	$20,216

USD Partners LP
Consolidated Statements of Cash Flows
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income	$6,427	$12,831	$20,004	$20,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,254	4,906	15,164	14,725
Loss (gain) associated with derivative instruments	667	(349)	1,279	921
Settlement of derivative contracts	(148)	604	242	1,640
Unit based compensation expense	946	1,127	2,962	2,824
Other	(5)	314	750	648
Changes in operating assets and liabilities:
Accounts receivable	691	(39)	267	168
Accounts receivable — related party	(403)	(1,693)	(224)	67
Prepaid expenses and other current assets	2,927	(2,577)	1,819	(3,037)
Accounts payable and accrued expenses	2,306	584	990	(1,377)
Accounts payable and accrued expenses — related party	(273)	1,443	(43)	1,467
Deferred revenue and other liabilities	(3,188)	(445)	(6,733)	2,284
Deferred revenue — related party	41	(2,154)	1,066	(2,783)
Change in restricted cash	915	(31)	685	(664)
Net cash provided by operating activities	16,157	14,521	38,228	37,099
Cash flows from investing activities:
Additions of property and equipment	(935)	(225)	(26,708)	(471)
Net cash used in investing activities	(935)	(225)	(26,708)	(471)
Cash flows from financing activities:
Distributions	(9,390)	(7,547)	(25,532)	(21,943)
Vested phantom units used for payment of participant taxes	—	—	(1,072)	(77)
Net proceeds from issuance of common units	—	—	33,700	—
Proceeds from long-term debt	4,000	5,000	44,000	15,000
Repayments of long-term debt	(9,000)	(11,929)	(66,342)	(30,831)
Net cash used in financing activities	(14,390)	(14,476)	(15,246)	(37,851)
Effect of exchange rates on cash	(197)	120	(148)	559
Net change in cash and cash equivalents	635	(60)	(3,874)	(664)
Cash and cash equivalents – beginning of period	7,196	9,896	11,705	10,500
Cash and cash equivalents – end of period	$7,831	$9,836	$7,831	$9,836

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$7,831	$11,705
Restricted cash	5,138	5,433
Accounts receivable, net	4,168	4,321
Accounts receivable — related party	438	219
Prepaid expenses	8,717	10,325
Other current assets	3,178	2,562
Total current assets	29,470	34,565
Property and equipment, net	150,207	125,702
Intangible assets, net	102,464	111,919
Goodwill	33,589	33,589
Other non-current assets	180	192
Total assets	$315,910	$305,967

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$3,555	$2,221
Accounts payable and accrued expenses — related party	210	214
Deferred revenue, current portion	22,991	26,928
Deferred revenue, current portion — related party	5,710	4,292
Other current liabilities	3,189	3,513
Total current liabilities	35,655	37,168
Long-term debt, net	199,411	220,894
Deferred revenue, net of current portion	—	264
Deferred income tax liability, net	957	823
Total liabilities	236,023	259,149
Commitments and contingencies
Partners’ capital
Common units	135,609	122,802
Class A units	1,284	1,811
Subordinated units	(59,066)	(76,749)
General partner units	58	111
Accumulated other comprehensive income (loss)	2,002	(1,157)
Total partners’ capital	79,887	46,818
Total liabilities and partners’ capital	$315,910	$305,967

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)

Net cash provided by operating activities	$16,157	$14,521	$38,228	$37,099
Add (deduct):
Amortization of deferred financing costs	(216)	(216)	(646)	(646)
Deferred income taxes	221	(98)	(86)	(2)
Changes in accounts receivable and other assets	(3,215)	4,309	(1,862)	2,802
Changes in accounts payable and accrued expenses	(2,033)	(2,027)	(947)	(90)
Changes in deferred revenue and other liabilities	3,147	2,599	5,667	499
Change in restricted cash	(915)	31	(685)	664
Interest expense, net	2,384	2,572	7,500	7,288
Benefit from income taxes	(178)	(5,579)	(1,427)	(1,865)
Foreign currency transaction loss (gain) (1)	(457)	25	(527)	(120)
Deferred revenue associated with minimum monthly commitment fees (2)	(1,473)	43	(1,331)	1,230
Adjusted EBITDA	13,422	16,180	43,884	46,859
Add (deduct):
Cash received (paid) for income taxes (3)	2,664	1,036	1,250	(2,160)
Cash paid for interest	(2,165)	(2,571)	(7,102)	(6,558)
Maintenance capital expenditures	(274)	(227)	(472)	(245)
Distributable cash flow	$13,647	$14,418	$37,560	$37,896

(1)	Represents foreign exchange transaction gains and losses associated with activities between our U.S. and Canadian subsidiaries.
(2)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.

(3)
Includes a refund of $2.6 million (representing C$3.4 million) received in the three and nine months ended September 30, 2017, for our 2016 foreign income taxes. Also includes refunds of approximately $0.7 million (representing C$0.9 million) received in the nine months ended September 30, 2017, and approximately $1.4 million (representing C$1.8 million) received in the three and nine months ended September 30, 2016, for our 2015 foreign income taxes.